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                                                                    EXHIBIT 12.1

                                SEQUA CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                     Year Ended December 31,
                                                        --------------------------------------------------------
                                                          1998       1999         2000         2001       2002
                                                          ----       ----         ----         ----       ----
                                                                                     (Dollars in Thousands)
EARNINGS AVAILABLE FOR FIXED CHARGES:
   Pre-tax income (loss) from continuing operations     $107,997   $  49,399    $  42,047    ($35,651)   $ 5,082
   Add (deduct)
      Interest on indebtedness                            51,776      60,770       56,396      63,274     63,651
      Proportionate share of interest on indebtedness
         of fifty percent owned joint venture                164         121            0           0          0
      Amortization of debt issue costs                     1,220       1,487        1,087       1,847      1,477
      Portion of rents representative of
         the interest factor                               1,553       1,822        2,118       2,005      2,016
      Equity in the (income) loss of
         unconsolidated joint ventures                     4,876       2,851        1,951         695         77
      Minority interest in the loss of subsidiary              0        (524)      (1,033)       (175)         0
                                                        --------   ---------    ---------    --------    -------
                   Total earnings available for
                      fixed charges                     $167,586   $ 115,926    $ 102,566    $ 31,995    $72,303
                                                        ========   =========    =========    ========    =======

FIXED CHARGES:

   Interest on indebtedness                               51,776      60,770       56,396      63,274     63,651
   Proportionate share of interest on indebtedness
      of fifty percent owned joint venture                   164         121            0           0          0
   Amortization of debt expense                            1,220       1,487        1,087       1,847      1,477
   Portion of rents representative of
      the interest factor                                  1,553       1,822        2,118       2,005      2,016
                                                        --------   ---------    ---------    --------    -------
                    Total fixed charges                 $ 54,713   $  64,200    $  59,601    $ 67,126    $67,144
                                                        ========   =========    =========    ========    =======
RATIO OF EARNINGS TO FIXED CHARGES                          3.1x        1.8x         1.7x        0.5x       1.1x
                                                        ========   =========    =========    ========    =======
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                                                              Three Months
                                                              Ended March 31,
                                                          ------------------------
                                                            2002            2003
                                                            ----            ----

EARNINGS AVAILABLE FOR FIXED CHARGES:
   Pre-tax income (loss) from continuing operations       ($ 7,283)       ($ 5,537)
   Add (deduct)
      Interest on indebtedness                              15,954          15,843
      Proportionate share of interest on indebtedness
         of fifty percent owned joint venture                    0               0
      Amortization of debt issue costs                         369             369
      Portion of rents representative of
         the interest factor                                   506             538
      Equity in the (income) loss of
         unconsolidated joint ventures                         590          (4,548)
      Minority interest in the loss of subsidiary                0               0
                                                          --------        --------
                   Total earnings available for
                      fixed charges                       $ 10,136        $  6,665
                                                          ========        ========

FIXED CHARGES:

   Interest on indebtedness                                 15,954          15,843
   Proportionate share of interest on indebtedness
      of fifty percent owned joint venture                       0               0
   Amortization of debt expense                                369             369
   Portion of rents representative of
      the interest factor                                      506             538
                                                          --------        --------
                    Total fixed charges                   $ 16,829        $ 16,750
                                                          ========        ========
RATIO OF EARNINGS TO FIXED CHARGES                            0.6x            0.4x
                                                          ========        ========
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